Contact:	Corey Horsch
Vice President, Chief Financial Officer
and Treasurer
(405) 225-4800

SONIC REPORTS PRELIMINARY FISCAL THIRD QUARTER SALES RESULTS AHEAD OF CONFERENCE PRESENTATIONS

Announces Increase in Share Repurchase Authorization to $500 Million

OKLAHOMA CITY (June 7, 2018) -- Sonic Corp. (NASDAQ:SONC), the nation's largest chain of drive-in restaurants, today provided a financial update in advance of two conference presentations in June.

The company estimates that systemwide same-store sales for its third fiscal quarter ended May 31, 2018 were approximately flat with the prior-year quarter. The company reiterates its second-half fiscal year 2018 systemwide same-store sales guidance of flat to up 2%. The company also reiterates estimated adjusted earnings per share guidance for fiscal year 2018 of between $1.43 and $1.50.

"Our third quarter same-store sales reflect solid, sequential improvement including a systemwide increase of approximately 2.5% during May," said Cliff Hudson, Sonic Corp. CEO. "Our focus on everyday value and refreshed marketing initiatives are resonating with guests and advancing our efforts to drive traffic and increase sales. We also remain focused on integrating technology into our guest experience with the ongoing rollout of mobile order ahead, making the Sonic customer experience the most personalized in the QSR industry."

New Share Repurchase Authorization
Sonic also announced that its Board of Directors has authorized a $500 million share repurchase program through August 31, 2021, replacing the company’s fiscal year 2018 authorization of $160 million. The company has repurchased approximately $110 million in stock through the end of its third fiscal quarter, leaving approximately $390 million on the new authorization. Share repurchases may be made from time to time in the open market or otherwise, including through an accelerated share repurchase program, under the terms of a Rule 10b5-1 plan, in privately negotiated transactions or in round lot or block transactions.

“With the refranchising of 41 additional drive-ins in two markets during the fiscal third quarter, the Sonic system is now 95% franchised. The Board’s decision to increase and extend the share repurchase authorization reflects our confidence in the company’s ability to leverage our asset-light model to improve results and drive long-term growth and value creation. We believe that Sonic represents a compelling investment opportunity and remain committed to returning capital to shareholders through share repurchases and our ongoing dividend program while continuing to invest in the business,” concluded Hudson.

Third Fiscal Quarter 2018 Earnings Call
The company will release final results for the fiscal third quarter at approximately 4:05 PM ET on Tuesday, June 26, 2018. The company will host a conference call to review financial results at 5:00 PM ET that evening. The conference call can be accessed live over the phone by dialing (888) 224-1005 or (323) 994-2093 for international callers. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or

(412) 317-6671 for international callers; the conference ID is 5919718. The replay will be available until Tuesday, July 3, 2018. An online replay of the conference call will be available approximately two hours after the conclusion of the live broadcast. A link to this event may be found on the company's investor relations website at http://ir.sonicdrivein.com/.

About Sonic
SONIC, America's Drive-In is the nation's largest drive-in restaurant chain serving approximately 3 million customers every day. Ninety-five percent of SONIC's nearly 3,600 drive-in locations are owned and operated by local business men and women. For 65 years, SONIC has delighted guests with signature menu items, 1.3 million drink combinations and friendly service by iconic Carhops. Since the 2009 launch of SONIC's Limeades for Learning philanthropic campaign in partnership with DonorsChoose.org, SONIC has donated $10.7 million to public school teachers nationwide to fund essential learning materials and innovative teaching resources to inspire creativity and learning in their students. To learn more about Sonic Corp. (NASDAQ/NM: SONC), please visit sonicdrivein.com and please visit or follow us on Facebook and Twitter. To learn more about SONIC's Limeades for Learning initiative, please visit LimeadesforLearning.com.

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements are detailed in the company’s annual and quarterly report filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.
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